Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Adam C. Derbyshire	G. Michael Freeman
	Executive Vice President	Associate Vice President, Investor Relations
	and Chief Financial Officer	and Corporate Communications
	919-862-1000	919-862-1000

SALIX PHARMACEUTICALS ANNOUNCES

4Q2012 AND FY2012 FINANCIAL RESULTS

CONFERENCE CALL AND WEBCAST

RALEIGH, NC, February 14, 2013 - Salix Pharmaceuticals, Ltd. (NASDAQ:SLXP) today announced that the Company will report fourth quarter and full year 2012 financial results following the close of the U.S. financial markets on Thursday, February 28, 2013.

The Company will host a conference call at 5:00 p.m. ET on Thursday, February 28, 2013. Interested parties can access the conference call by way of web cast or telephone. The live web cast will be available at www.salix.com. A replay of the web cast will be available at the same location. The telephone numbers to access the live conference call are (877) 756-4253 (U.S. and Canada) or (706) 902-2163 (international.) The telephone numbers to access the replay of the call are (855) 859-2056 or (800) 585-8367 (U.S. and Canada) or (404) 537-3406 (international). The access code for the call is 94966362.

Salix Pharmaceuticals, Ltd., headquartered in Raleigh, North Carolina, develops and markets prescription pharmaceutical products for the prevention and treatment of gastrointestinal diseases. Salix’s strategy is to in-license late-stage or marketed proprietary therapeutic drugs, complete any required development and regulatory submission of these products, and market them through the Company’s gastroenterology specialty sales and marketing team.

Salix trades on the NASDAQ Global Select Market under the ticker symbol “SLXP”.

For more information, please visit our Website at www.salix.com or contact the Company at 919–862–1000. Follow us on Twitter (@SalixPharma) and Facebook (www.facebook.com/SalixPharma) Information on our web site is not incorporated in our SEC filings.